UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019 (February 6, 2019)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 6, 2019, Arconic Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Report”) reporting the appointment of John C. Plant as Chairman and Chief Executive Officer of the Company, effective February 6, 2019, and the appointment of Elmer L. Doty as Chief Operating Officer of the Company, effective February 6, 2019. The Prior Report did not include information regarding the compensation arrangements for Messrs. Plant and Doty, because the information was unavailable at that time. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed for the purpose of providing that information.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements with Chief Executive Officer

On February 13, 2019, the Company entered into a letter agreement with John C. Plant in connection with his appointment as Chief Executive Officer of the Company providing for a one-year term of employment commencing on February 6, 2019 (the “Effective Date”). Pursuant to the letter agreement, Mr. Plant’s compensation will consist of (i) a base salary at an annual rate of $1,600,000; (ii) a one-time restricted stock unit award in respect of 1,000,000 shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), vesting on the first anniversary of the Effective Date, contingent on Mr. Plant’s continued service as Chief Executive Officer through such date and subject to accelerated vesting upon a termination of Mr. Plant’s employment without cause, a termination of Mr. Plant’s employment by Mr. Plant for good reason, a termination of Mr. Plant’s employment due to death or disability, or a change in control during his employment and prior to the first anniversary of the Effective Date, except that in the event such accelerated vesting event occurs prior to the date that is six months following the Effective Date, half of the award is forfeited; and (iii) a special cash-based outperformance bonus opportunity with a potential value ranging from $0 – $20,000,000, with the actual amount of such cash bonus, if any, determined based on achievement of certain Company stock price thresholds between $22.20 and $30.00 during the period commencing on the Effective Date and ending on the second anniversary thereof, the vesting of which is contingent on Mr. Plant’s continued service as Chief Executive Officer through the first anniversary of the Effective Date, subject to prorated vesting upon the occurrence of the accelerated vesting events described above (other than a termination due to death or disability, which results in full accelerated vesting, except that in the event such termination occurs prior to the date that is six months following the Effective Date, half of the award is forfeited). Pursuant to the letter agreement, Mr. Plant has waived his right to participate in any annual bonus plans, long-term incentive plans, severance plans, or deferred compensation plans.

Mr. Plant also entered into a confidentiality, developments, non-competition and non-solicitation agreement with the Company, which includes a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during employment and for a period of one year following termination of employment for any reason.

Compensation Arrangements with Chief Operating Officer

On February 15, 2019, the Company entered into a letter agreement with Elmer L. Doty in connection with his appointment as Chief Operating Officer of the Company providing for a two-year term of employment commencing on the Effective Date. Pursuant to the letter agreement, Mr. Doty’s compensation will consist of (i) a base salary at an annual rate of $950,000; (ii) a one-time restricted stock unit award in respect of 385,000 shares of Common Stock to be granted promptly following the Effective Date, vesting in two equal installments on the first and second anniversary of the Effective Date, contingent on Mr. Doty’s continued service as Chief Operating Officer through each applicable vesting date, subject to prorated vesting upon a termination of Mr. Doty’s employment without cause or due to death or disability, and generally subject to the Company’s standard change in control provisions for equity compensation awards (except that in the event of a change in control related accelerated vesting event prior to the date that is six months following the Effective Date, half of the award is forfeited); (iii) a one-time restricted stock unit award in respect of 350,000 shares of Common Stock to be granted promptly following the first anniversary of the Effective Date (subject to Mr. Doty’s continued service as Chief Operating Officer through such date and provided that a change in control of the Company has not occurred prior to such date), vesting on the second anniversary of the Effective Date, contingent on Mr. Doty’s continued service as Chief Operating Officer through such date, subject to prorated vesting upon a termination of Mr. Doty’s employment without cause or due to death or disability, and generally subject to the Company’s standard change in control provisions for equity compensation awards; and (iv) a special cash-based outperformance bonus opportunity with a potential value ranging from $0 – $10,000,000, with the actual amount of such cash bonus, if any, determined based on achievement of certain Company stock price thresholds between $22.20 and $30.00 during the period commencing on the Effective Date and ending on the second anniversary thereof, the vesting of which is contingent on Mr. Doty’s continued service as Chief Operating Officer through such second anniversary, subject to prorated vesting upon a termination of Mr. Doty’s employment without cause or due to death or disability or upon the occurrence of a change in control during his employment and prior to the second anniversary of the Effective Date. Pursuant to the letter agreement, Mr. Doty has waived his right to participate in any annual bonus plans, long-term incentive plans, severance plans, or deferred compensation plans.

Mr. Doty also entered into a confidentiality, developments, non-competition and non-solicitation agreement with the Company, which includes a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during employment and for a period of one year following termination of employment for any reason.

Item 8.01.      Other Events.

A copy of the Company’s press release announcing the restricted stock unit awards that were granted to Mr. Plant and Mr. Doty, which were granted in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08, described above, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Arconic Inc. press release, dated February 15, 2019.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Arconic Inc. press release, dated February 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: February 15, 2019	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary